Exhibit 10.2

GVI SECURITY SOLUTIONS, INC.
SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT made as of this 5th day of May, 2005 between GVI Security Solutions, Inc., a Delaware corporation (“GVI”) and E&S International Enterprises, Inc., a California corporation (“ESI”).

WHEREAS, pursuant to that certain Alliance Agreement, dated as of the date hereof (the “Alliance Agreement”), by and between GVI, SSC, Inc. (“SSC”) and ESI, the parent company of SSC, GVI, SSC and ESI have entered into an arrangement relating to the sale and distribution by SSC of consumer security products to the Retail Channel (as such term is defined in the Alliance Agreement); and

WHEREAS, in consideration for ESI and SSC entering into the Alliance Agreement, ESI desires to subscribe for, and GVI desires to issue, on and subject to the terms and conditions of this Agreement (i) up to 2,850,000 shares of Common Stock, $.001 par value of GVI (the “Common Stock”), and (ii) a Warrant (the “Warrant”) to purchase 3,000,000 shares of Common Stock of GVI in the form of Exhibit A hereto;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, ESI and GVI agree as follows:

I.	SUBSCRIPTION FOR SECURITIES

1.1  Subject to the terms and conditions hereinafter set forth, ESI hereby subscribes for, and GVI agrees to issue to ESI (i) up to 2,850,000 shares of Common Stock (the “Shares”), as set forth in Section 1.2 below, and (ii) the Warrant to purchase 3,000,000 shares of Common Stock.

1.2   (a) Provided that the Alliance Agreement has not been terminated by SSC prior to January 2, 2006, ESI shall be entitled to receive 712,500 Shares (subject to equitable adjustment in the event of any stock dividend, stock distribution, stock split or other similar event) on January 2, 2006.

(b)  In addition to the Shares issuable under Section 1.2(a) above, ESI shall be entitled to receive 712,500 additional Shares (subject to equitable adjustment in the event of any stock dividend, stock distribution, stock split or other similar event) for every $15 million of Products (as defined in the Alliance Agreement) purchased by SSC (and/or its affiliates) from GVI pursuant to the Alliance Agreement after the date hereof, provided that (i) the Alliance Agreement has not been terminated prior to January 2, 2006, by SSC, (ii) ESI shall not be entitled to receive any such Shares until on or after January 2, 2006, and (iii) in no event shall the total number of Shares issuable under this Section 1.2(b) exceed 2,137,500. By way of example, if SSC purchases $45 million of Products from GVI between the date hereof and January 2, 2006, and the Alliance Agreement has not been terminated by SSC, on January 2, 2006, ESI shall be issued 100% of the 2,850,000 Shares (subject to equitable adjustment in the event of any stock dividend, stock distribution, stock split, or other similar event). By way of further example, if (i) SSC purchases $17 million of Products from GVI between the date hereof and January 2, 2006, (ii) SSC purchases an additional $13 million of Products from GVI between January 2, 2006, and June 30, 2006, (iii) SSC purchases an additional $15 million of Products from GVI between June 30, 2006 and November 30, 2006, and (iv) the Alliance Agreement has not been terminated by SSC, then (A) on January 2, 2006, ESI shall be issued 1,425,000 Shares (subject to equitable adjustment in the event of any stock dividend, stock distribution, stock split, or other similar event), consisting of 712,500 Shares vested under Section 1.2(a) and 712,500 vested under Section 1.2(b), (B) on June 30, 2006, ESI shall be issued 712,500 Shares, and (C) on November 30, 2006, ESI shall be issued 712,500 Shares.

(c)  ESI shall be issued the Shares it is entitled to receive hereunder no later than fifteen (15) days following the achievement of the event requiring such Shares to be issued and upon the delivery by ESI to GVI of a certificate signed by an authorized officer of ESI certifying that the representations and warranties of ESI contained in Sections 1.4 and 1.5 hereof are true and correct in all material respects on the date of issuance of such Shares.

1.3  Concurrently with the execution of this Agreement, GVI shall issue to ESI the Warrant to purchase 3,000,000 shares of Common Stock at a price of $1.50 per share.

1.4  ESI represents and warrants to GVI that as of the date of this Agreement and as of the date any Shares or Warrants are issued to ESI, that ESI is acquiring the Shares and Warrants for its own account for investment and not with a view to any sale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). ESI understands that the Shares and Warrants and the shares of Common Stock underlying the Warrants (the “Warrant Shares”) have not been registered under the Securities Act, by reason of their issuance by GVI in a transaction exempt from the registration requirements of the Securities Act, and that any such unregistered securities must be held by ESI indefinitely unless a subsequent disposition thereof is registered under the Securities Act (including, without limitation, registration pursuant to this Agreement) and any applicable state securities or blue sky laws or unless an exemption from registration is available. ESI is knowledgeable, sophisticated and experienced in making investments, and is qualified to make decisions with respect to investment in the securities, it has been afforded the opportunity during the course of negotiating the transactions contemplated by this Agreement to ask questions of and secure such information from GVI and its officers and directors as it deems necessary to evaluate the merits of entering into this Agreement. ESI represents that it has assets in excess of $5,000,000 and has not been formed for the specific purpose of acquiring the Shares and Warrants.

1.5  ESI consents to the placement of a legend on any certificate or other document evidencing the Shares, the Warrants and the Warrant Shares, when issued, stating that such securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

II.	REPRESENTATIONS BY GVI

2.1  GVI represents and warrants to ESI that as of the date of this Agreement:

(a)  GVI is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

(b)  The execution, delivery and performance of this Agreement by GVI has been duly approved by the Board of Directors of GVI and all other actions required to authorize and effect the issuance of the Shares and Warrants and the Warrant Shares upon the exercise of the Warrants will have been duly taken and approved.

(c)  The Shares and Warrants have been duly and validly authorized, and when issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims and encumbrances, restrictions, other than those imposed by applicable securities laws, and free of preemptive rights and not subject to any voting or trust agreements.

(d)  The issuance of the Warrant Shares issued or issuable from time to time upon the exercise of the Warrants will be, and at all times prior to such exercise, will have been, duly authorized, duly reserved for issuance upon such exercise and payment of the exercise price of the Warrants, and will be upon such exercise and payment, validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims and encumbrances and restrictions, other than those imposed by applicable securities laws.

III.	REGISTRATION RIGHTS

3.1  GVI grants to ESI the following registration rights with respect to the Shares and Warrant Shares (collectively, the “Registrable Securities”). As to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with a method of disposition contemplated by the registration statement, (b) such securities shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto), (c) such securities shall have been transferred, new certificates evidencing such securities without legends restricting further transfer shall have been delivered by GVI , and subsequent public distribution of such securities shall neither require registration under the Securities Act nor qualification (or any similar filing) under any state securities or “blue sky” law then in effect, or (d) such securities shall have ceased to be outstanding.

3.2  GVI, at its sole cost and expense, has effected the registration of the Registrable Securities under the Securities Act under a registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) and declared effective prior to the date hereof.

3.3  Subject to Section 3.4, GVI shall use commercially reasonable best efforts to keep the Registration Statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of Registrable Securities, and to ensure that it conforms with the requirements of the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period expiring on the earlier to occur of (i) the date when all Shares and Warrant Shares no longer constitute Registrable Securities and (ii) December 31, 2006, provided, however, that such period shall be extended for the duration of any Suspension Period and any other period during which the sale of Registrable Securities may not be effected under the Registration Statement as a result of any stop order, injunction, or other order or requirement of the Commission.

3.4  GVI may suspend the effectiveness of the Registration Statement, or, without suspending such effectiveness, instruct ESI that no sales of Registrable Securities included in the Registration Statement may be made if, in GVI’s reasonable judgment, GVI would be required to disclose any actions taken or proposed to be taken by GVI, which disclosure would have a material adverse effect on GVI or on such actions (a “Suspension Period”) by providing ESI with written notice of such Suspension Period and the reasons therefor. GVI shall use its reasonable efforts to provide such notice a reasonable number of days prior to the commencement of a Suspension Period, provided that in any event GVI shall provide such notice no later than the commencement of such Suspension Period. The Suspension Period shall not exceed 90 days in any calendar year. In addition, GVI shall not be required to keep the Registration Statement effective, or may without suspending such effectiveness instruct the holders of Registrable Securities included in the Registration Statement not to sell such Registrable Securities, during any period during which GVI is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales (“Supplemental Suspension Period”) and such Supplemental Suspension Period shall not be included in the calculation of the Suspension Period referred to above. GVI shall give prompt written notice to ESI of the termination of any Suspension Period or Supplemental Suspension Period.

3.5  ESI shall furnish to GVI in writing, as soon as practicable after a written request therefor by GVI, any information or documentation reasonably requested by GVI, in each case, for use in connection with the Registration Statement or prospectus or preliminary prospectus included therein. ESI agrees to furnish promptly to GVI, for so long as any registration statement which includes any of ESI’s Registrable Securities is effective, all information required to be disclosed in order to make the information previously furnished to GVI by ESI not materially misleading.

3.6  GVI and ESI, as applicable, further warrant, covenant and agree as follows:

(a)  GVI will, at its sole cost and expense, prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement for the time period specified in Section 3.3.

(b)  Following the effective date of the Registration Statement, GVI shall furnish ESI such number of prospectuses as ESI shall reasonably request.

(c)  GVI shall pay all costs, fees and expenses in connection with the preparation and filing of the Registration Statement, including, without limitation, GVI’s legal and accounting fees and printing expenses. ESI shall pay its own legal expenses.

(d)  GVI will use commercially reasonable best efforts to qualify or register the Registrable Securities included in the Registration Statement for offering and sale under the securities or blue sky laws as are requested by ESI; provided, that GVI shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

3.7  GVI will indemnify and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Section 3.1 hereof, its directors and officers, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that GVI will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

3.8  Each holder of Registrable Securities included in a registration pursuant to the provisions of Section 3.1 hereof will indemnify and hold harmless GVI, its directors and officers, any controlling person and any underwriter from and against, and will reimburse GVI, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which GVI or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof.

3.9  Promptly after receipt by an indemnified party pursuant to the provisions of Sections 3.7 or 3.8 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Sections 3.7 or 3.8, promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 3.7 or 3.8 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

IV.	MISCELLANEOUS

4.1  Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to GVI, at 2801 Trade Center Drive, Suite 120, Carollton, Texas 75007, Attn: Nazzareno E. Paciotti, and to ESI at its address indicated on the signature page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

4.2  This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

4.3  This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.4  Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

4.5  This Subscription Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

4.6  The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

4.7  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

E&S INTERNATIONAL ENTERPRISES, INC.

                                By:______________________________
Name:
Title:

____________________________________
                                Address

GVI SECURITY SOLUTIONS, INC.

                                By:______________________________
                                Name: Nazzareno E. Paciotti
                                Title:   Chief Executive Officer and
                                            Chief Financial Officer

EXHIBIT A

FORM OF WARRANT